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EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in Registration Statement (Form S-8 No. 333-75811) pertaining to the 1997 Stock Option Plan, Amended and restated 1988 Stock Option Plan, and Amended and Restated 1992 Stock Option Plan of Thomas Group, Inc. of our report dated February 16, 2005 with respect to the consolidated financial statements of Thomas Group, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 2004.

/s/ HEIN & ASSOCIATES LLP

Dallas, Texas
March 28, 2005

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  EXHIBIT 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM